Exhibit 10.2

August 21, 2014

William P. Matt
3990 Molland
New Albany, Ohio 43054

Dear Will:

This letter reflects the terms under which Popeyes Louisiana Kitchen, Inc. (“Popeyes”) would assist you in the event you accept our offer to join us as CFO, and your move to Atlanta results in you selling your current house for less than your current cost basis of $2,250,000 (the “Cost Basis Amount”). Based on that understanding, we would offer you the following assistance related to your selling of your Ohio house:

•
A one one-time payment (the “Payment”) to be made by Popeyes to you covering fifty percent (50%) of the difference, if any, between: (1) the Cost Basis Amount, and (2) the eventual selling price of the house (the “Selling Price”), if that Selling Price is less than the Cost Basis Amount. The difference will be calculated based on the gross selling price of the house. Notwithstanding anything to the contrary herein, the Payment shall not exceed One Hundred Fifty Thousand Dollars ($150,000.00).

The Payment is contingent upon the following conditions:

•	You must be an employee of Popeyes at the time of the closing on the sale of your house;

•	Delivery to Popeyes of the final closing statement executed by all required parties showing the gross sales price of the house;

•
Delivery to Popeyes of a statement from the closing attorney or closing agent certifying that the closing has occurred on the house, that all monies have been disbursed, all documents have been delivered and that there are no unsatisfied conditions on the closing;

•	Verification of the Cost Basis Amount; and

•
Your understanding and agreement that Popeyes reserves the right to require full repayment of the Payment in the event you leave the employment of Popeyes for any reason within twelve (12) months of the date of the Payment.

You will be provided the Payment no later than ten (10) business days from satisfaction of the conditions listed above.

The terms of this letter shall be memorialized in a written agreement between Popeyes and you upon your first date of employment with Popeyes as its CFO.

Please let me know if you have any questions regarding this letter.

Sincerely:

/s/ Cheryl A. Bachelder
Cheryl A. Bachelder
Chief Executive Officer
Popeyes Louisiana Kitchen, Inc.

cc: Sonny Cohen

Acknowledged and Agreed to
this ___ day of August, 2014.

By:__/s/ William P. Matt___
William P. Matt